Exhibit 10.23

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), effective as of August 18, 2020, is entered into among HC2 Holdings 2, Inc., a Delaware corporation located at 450 Park Avenue, 30th Floor, New York, NY 10022 (“HC2”), Continental General Insurance Company, a Texas insurance company located at 11001 Lakeline Blvd., Suite 120, Austin, TX 78717 (“Continental” and, collectively with HC2, “Sellers”), and Motorsport Gaming US LLC, a Florida limited liability company located at 5972 NE 4th Avenue, Miami, FL 33137 (“Buyer”).

WHEREAS, HC2 owns 54,807 shares of common stock, par value $0.001 per share, of 704Games Company, a Delaware corporation (the “Company”), and Continental owns 51,500 shares of common stock, par value $0.001 per share, of the Company (collectively all such shares owned by both HC2 and Continental are referred to herein as the “Shares”);

WHEREAS, Sellers, Buyer and the Company are parties to that certain Stockholders’ Agreement, dated as of August 14, 2018, by and among the Company and certain of its stockholders (the “Stockholders’ Agreement”), and Section 3.2(f)(i) of the Stockholders’ Agreement permits the transfer of the Shares from one stockholder of the Company to another in an arm’s length transaction for fair market value; and

WHEREAS, Sellers wish to sell and transfer to Buyer, and Buyer wishes to purchase from Sellers, the Shares, in accordance with Section 3.2(f)(i) of the Stockholders’ Agreement and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2), Sellers shall sell, transfer and assign to Buyer, and Buyer shall purchase from Sellers, all of Sellers’ right, title and interest in and to the Shares, free and clear of all Encumbrances (as defined herein), at a price of $11.2881 per Share or an aggregate purchase price for the Shares of One Million Two Hundred Thousand Dollars ($1,200,000) (the “Purchase Price”).

2. Closing. Subject to the terms and conditions contained in this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the “Closing”) to be on the date hereof concurrently with the execution and delivery of this Agreement by the parties hereto (the “Closing Date”). At the Closing, each Seller shall deliver to Buyer the stock certificates evidencing the Shares held by such Seller, free and clear of all Encumbrances (as defined herein), duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and Buyer shall deliver, via wire transfer of immediately available funds to accounts designated by Sellers, the Purchase Price allocated among Sellers as set forth on Exhibit “A” attached hereto.

3. Purchase Price Adjustment. If, within and including the date that is six (6) months from the date hereof, Buyer completes a purchase of some or all of the (i) 41,204 shares of common stock, par value $0.001 per share, of the Company held by Gaming Nation Inc., an Ontario corporation, or its affiliates and permitted transferees, (ii) 30,903 shares of common stock, par value $0.001 per share, of the Company held by PlayFast Games, LLC, a North Carolina limited liability company, or its affiliates and permitted transferees, or (iii) 10,301 shares of common stock, par value $0.001 per share, of the Company held by Leo Capital Holdings, LLC, an Illinois limited liability company, or its affiliates and permitted transferees (each share referenced in clause (i), (ii) or (iii), a “Subject Share”), for a purchase price per Subject Share that is higher than $11.2881 per share (i.e., the per Share Purchase Price hereunder), then Buyer shall (1) promptly notify each Seller, in writing, of the completion of such purchase and (2) no later than five (5) business days following the completion of such purchase pay to each of HC2 and Continental an amount per Share transferred by such Seller hereunder equal to the amount by which such purchase price per Subject Share exceeds the greater of (A) the price per Share paid hereunder and (B) the highest price per share previously paid by Buyer or its affiliates in respect of a Subject Share to any of the aforementioned sellers.

By way of example only: If, (x) on the date that is one (1) month following the date hereof, Buyer purchases all of the Subject Shares held by Gaming Nation Inc. for $12.2881 per Subject Share, (y) on the date this is two (2) months following the date hereof, Buyer purchases all of the Subject Shares held by PlayFast Games, LLC for $11.5881 per Subject Share, and (z) on the date that is six (6) months following the date hereof, Buyer purchases all of the Subject Shares held by Leo Capital Holdings, LLC for $13.7881 per Subject Share, then Buyer shall make the following payments to Sellers: (1) on the date that is one (1) month following the date hereof, Buyer shall pay to each Seller $1.00 per Share sold by such Seller hereunder (the amount by which $12.2881 exceeds $11.2881), (2) on the date that is two (2) months following the date hereof, Buyer shall not make a payment to Sellers hereunder (the price per Subject Share (i.e., $11.5881) not exceeding the highest price per Subject Share previously paid by Buyer (i.e., $12.2881), and (3) on the date that is six (6) months following the date hereof, Buyer shall pay to each Seller $1.50 per Share sold by such Seller hereunder (the amount by which $13.7881 exceeds $12.2881). For the avoidance of doubt, if the hypothetical purchase of any Subject Share(s) is consummated at any time that is after 12:59 pm on the date that is the 6-month anniversary of the date hereof, Buyer shall not be obligated to make any payment to Sellers hereunder in connection with such purchase. The foregoing prices and calculations shall be adjusted proportionately for any stock splits, stock combinations, stock dividends and the like occurring after the date of this Agreement. All payments made pursuant to this Section 3 shall be treated by Buyer, Sellers and their respective affiliates, to the extent permitted by law, as an adjustment to the Purchase Price for income tax purposes.

4. Representations and Warranties of Sellers. Each Seller (severally and not jointly) hereby represents and warrants to Buyer solely with respect to itself as follows:

(a) HC2 is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Continental is an insurance company duly organized, validly existing and in good standing under the laws of the State of Texas.

(b) Seller has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. Seller has taken all action necessary to authorize its entry into and performance of its obligations under this Agreement. Seller has caused this Agreement to be executed and delivered on its behalf by its duly authorized officer whose signature is set forth on its behalf on the signature page of this Agreement. Assuming due authorization, execution and delivery by Buyer, this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the availability of equitable remedies.

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(c) Seller is the sole direct and beneficial owner of the Shares indicated as being owned or held by such Seller on Exhibit “A” attached hereto, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (“Encumbrances”), other than other than (i) restrictions of general applicability imposed by federal state securities laws and (ii) restrictions on transfer set forth in the Stockholders’ Agreement (each Encumbrances referenced in clause (i), (ii) or (iii), a “Permitted Encumbrance”). Upon consummation of the transactions contemplated by this Agreement, Buyer will receive good and marketable title to all such Shares as a consequence of the transactions contemplated hereby, free and clear of all Encumbrances, other than Permitted Encumbrances.

(d) The execution, delivery and performance by Seller of this Agreement do not conflict with, violate or result in the breach of, or create any Encumbrance on the Shares pursuant to, any agreement, instrument, order, judgment, decree, law or governmental regulation to which Seller is a party or is subject or by which the Shares are bound.

(e) No governmental, administrative or other third-party consents or approvals are required by or with respect to Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(f) Seller has not entered into any agreements of any kind or nature binding upon the Company and/or the Shares which have not been disclosed in writing to the Purchaser, other than the Stockholders’ Agreement. There are no material liabilities of Seller relating to the Shares which have not been disclosed in writing to the Purchaser. There are no actions, suits, claims, investigations or other legal proceedings pending or, to the actual knowledge of Seller, threatened against or by Seller that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(g) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller

(h) Seller acknowledges that the Seller is under no compulsion to sell the Shares to Buyer and is completing the sale of the Shares on the Seller’s own free will. The Seller (i) has sufficient knowledge and experience with and information about Buyer (including Buyer’s business objective and current efforts to consummate a liquidity event or an initial public offering of Buyer as soon as practicable) and the Company in order to be fully familiar with Buyer, the Company and its current business, operations, assets, finances, financial results, financial condition and prospects and so as to be able to evaluate the risks and merits of consummating the transactions contemplated by this Agreement, (ii) has full access to all books and records of the Company and all of its contracts, agreements and documents and (iii) has had an opportunity to ask questions of, and receive answers from, representatives of Buyer and the Company regarding Buyer, the Company and its current business, operations, assets, financing, operating results, financial condition and prospects in order to make an informed decision to sell the Shares.

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5. Representation and Warranties of Buyer.

(a) Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida.

(b) Buyer has all requisite power and authority (including, without limitation, the resolutions adopted by the sole manager of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby) to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the availability of equitable remedies.

(c) Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

(d) No governmental, administrative or other third-party consents or approvals are required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e) There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Buyer, threatened against or by Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(f) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

(g) Buyer, in making its decision to enter into this Agreement and consummate the transactions contemplated herein, is neither relying on any representations or warranties of any person(s) other than Sellers nor its own due diligence investigation; rather Buyer is solely relying on the representations and warranties of Sellers expressly set forth in Section 4 of this Agreement.

(h) Buyer is able to evaluate the risks and benefits of acquiring the Shares, is able to bear the economic risk of owning the Shares for an indefinite period of time, and is able to bear the loss of its entire investment in the Shares. Buyer is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

6. Survival. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder; provided, however, that no party may bring any claim alleging or based on the breach of any representation or warranty unless the party alleging breach gives the party alleged to have breached a representation or warranty written notice in accordance with the provisions of Section 11 below within three (3) years after the Closing.

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7. Indemnification. Each of Buyer and Sellers hereby agrees to indemnify and hold harmless the other, and the other’s Related Parties from and against any and all losses, costs, damages, liabilities or expenses actually incurred, including, without limitation, reasonable and documented attorneys’ fees or other legal expenses or expert fees (collectively, “Damages”) arising out of: (a) any breach in any representation or warranty made by the Indemnifying Party in this Agreement provided notice of such breach is timely given in accordance with Section 6 above, or (b) any breach or failure of the Indemnifying Party to perform any covenant or obligation of the Indemnifying Party set out in this Agreement. The obligation of each Seller under this Section 7 shall be solely with respect to breaches of that Seller’s own representations, warranties and covenants set forth herein. Notwithstanding anything to the contrary set forth herein, the maximum aggregate Damages for which a Seller shall be liable hereunder shall not exceed the portion of the Purchase Price paid to such Seller, as adjusted pursuant to Section 3. For purposes of this Agreement, (x) “Related Party” means with respect to a person, any or its affiliates, or any of its or its affiliate’s shareholders, directors, officers, managers, members, partners, trustees, employees, contractors, subcontractors, attorneys, intermediaries, brokers or other agents, or representatives or any heir, personal representative, successor, or assign of any of the foregoing; and (y) “Indemnifying Party” means either Buyer or one or more Sellers when indemnification is sought from such Party pursuant to this Section 7, and “Indemnified Party” means Buyer, any Seller or any Related Party of Buyer or any Seller when such Person is seeking indemnification from an Indemnifying Party pursuant to this Section 7. The provisions of this Section 7 provide the exclusive remedy for any breach of any representation, warranty or covenant set forth in this Agreement.

8. Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

9. Release. Each Seller, for itself and on behalf of such Seller’s affiliates, successors and assigns, shareholders, officers, directors, employees, contractors, affiliates, agents and their successors and assigns (collectively, the “Seller Releasors”) hereby releases and forever discharges the Company, Buyer, Buyer’s members, shareholders, managers, officers, directors, contractors, affiliates, heirs, successors, predecessors, assigns, agents, the Company’s post-Closing shareholders, and all persons acting by, through or under each of them (collectively, the “Buyer Releasees”), of and from any and all claims, debts, obligations and liabilities, whether known or unknown, contingent or non-contingent, at law or in equity, in each case directly or indirectly arising from or in connection with, or relating to, the Company, the Company’s business, the Shares or any agreements or obligations of the Company and/or Seller’s ownership of the Company or resulting from Seller or any of its Related Parties having been a director, officer or employee of the Company, which the Seller Releasors or any of them now have or had or may hereafter have against either the Company or the Buyer Releasees, or any them; provided, however, that nothing in this Section 9 shall terminate or release Buyer’s obligations to Sellers under this Agreement (or under any other agreement or instrument to be executed in conjunction with this Agreement in order to consummate the transactions contemplated herein).

10. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

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11. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective and shall be deemed to have been given or made (a) when sent by facsimile with delivery receipt or by electronic mail, (b) one business day after being deposited with such overnight courier service or (c) three business days after being deposited in the mail, in each case addressed to the party at its address specified herein. Notices may also be given in any other manner permitted by law, effective upon actual receipt.

12. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. There are no agreements, warranties, covenants or undertakings regarding the subject matter of this Agreement other than those expressly set forth herein.

13. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto.

14. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

15. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

16. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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17. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of Delaware in each case located in the State of Delaware, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

18. Jury Trial Waiver. TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW, WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, REMEDY OR DEFENSE ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE, OR WITH RESPECT TO ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING TO THIS AGREEMENT; AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY. EACH OF THE PARTIES HERETO FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, EACH OF THE PARTIES HERETO HEREBY CERTIFIES THAT NONE OF ITS REPRESENTATIVES, AGENTS OR ATTORNEYS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO THE ACCEPTANCE OF THIS AGREEMENT BY THE OTHER PARTIES HERETO.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

HC2 HOLDINGS 2, INC.

By	/s/ Michael J. Sena
Name:	Michael J. Sena
Title:	CFO

CONTINENTAL GENERAL INSURANCE COMPANY

By	/s/ David Ramsey
Name:	David Ramsey
Title:	President & CEO

MOTORSPORT GAMING US LLC

By	/s/ Dmitry Kozko
Name:	Dmitry Kozko
Title:	CEO

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Exhibit “A”

PURCHASE PRICE ALLOCATION AND Wire Instruction

Seller	Number of Shares held and owned by applicable Seller	Portion of the Purchase Price to be paid to applicable Seller

HC2 Holdings 2, Inc.	54,807 shares of common stock, par value $0.001 per share, of 704Games Company, a Delaware corporation	$618,664.81 (i.e., 51.56% of the aggregate Purchase Price)

Continental General Insurance Company	51,500 shares of common stock, par value $0.001 per share, of 704Games Company, a Delaware corporation	$581,335.19 (i.e., 48.44% of the aggregate Purchase Price)

HC2 Holdings 2, Inc. wire instruction:

Attached

Continental General Insurance Company wire instruction:

Attached

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